Exhibit 99.1

iAnthus Provides Update on Planned Florida Expansion, New Brand Launches, and New Jersey Bridge Notes

NEW YORK, NY and TORONTO, ON – February 17, 2026 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCID: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces continued progress across its retail expansion, brand development and capital structure initiatives.

In Florida, the Company plans to open its 26th GrowHealthy dispensary in Tequesta, FL, further expanding its footprint in a core market. GrowHealthy’s Tequesta dispensary is currently scheduled to open on or about March 27, 2026, subject to receipt of necessary regulatory approvals, and is intended to improve patient access in Palm Beach County, while supporting the Company’s continued growth across the state.

“The Tequesta store is designed to better serve patients in northern Palm Beach County with convenient access to high-quality cannabis products,” said Richard Proud, CEO at iAnthus. “We’re expanding where we see clear demand and building dispensaries that feel local while delivering the quality and patient care GrowHealthy is known for across Florida.”

GrowHealthy continues to set itself apart through a focus on whole-plant wellness, premium genetics and community connection. Built on the foundation of cultivators and caregivers, the company leads with a flower-first philosophy, strong community ties, and a deep respect for the cannabis plant. The Tequesta dispensary offers an extensive menu of products including flower, vapes, concentrates and additional form factors designed to meet the diverse wellness needs of the local community.

GrowHealthy’s Tequesta dispensary, located at 19510 U.S. Highway 1, Tequesta, FL 33469, will be open Monday-Saturday 9:00 a.m. to 8:30 p.m. and Sunday 9:00 a.m. to 8:00 p.m.

In New Jersey, the Company expanded its brand, The Vault, a curated archive of genetics icons, original cuts of cannabis strains that defined generations – preserved, protected, and reintroduced for consumers across the state of New Jersey. This launch reflects the Company’s ongoing efforts to build brands that resonate with distinct consumer segments.

With respect to the Company’s capital structure initiatives, the Company, along with its wholly-owned subsidiary, iAnthus New Jersey, LLC, has entered into amending agreements (collectively, the “Amendments”) with certain related-party lenders (including funds managed by affiliates of Gotham Green Partners, LLC, Oasis Management Company, Ltd., and Senvest Management, LLC) and the collateral agent under the senior secured bridge notes issued on February 2, 2021 (the “Bridge Notes”) to amend the terms of the Bridge Notes.

Pursuant to the Amendments, the maturity date of each applicable Bridge Note has been extended from February 16, 2026, to June 24, 2027 in consideration of an amendment fee (the “Amendment Fee”) equal to two percent (2%) of the principal amount of such Bridge Note as of the date of the Amendment, payable on the amended maturity date. As of February 16, 2026, the aggregate principal amount outstanding on the Bridge Notes is approximately US$8.4 million.

Gotham Green Partners, LLC, Oasis Management Company, Ltd. and Senvest Management, LLC may be considered “related parties” as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Accordingly, the Amendment, including payment of the Amendment Fee, may be a “related party transaction” as defined in MI 61-101. Such transaction is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 pursuant to sections 5.5(a) and 5.7(1)(a) of MI 61-101, as neither the fair market value of subject matter of, nor the fair market value of the consideration for, the transaction, exceeds 25% of the Company’s market capitalization. The Company did not file a material change report 21 days prior to the expected closing of the Amendment as the structure of the transaction had not been confirmed at that time.

About iAnthus

iAnthus is a vertically integrated cannabis company on a mission to build premium brands through a network of cultivation, production, and retail operations across the United States. Backed by a leadership team with deep expertise in cultivation, operations, and capital markets, the company strategically leverages acquisition-driven growth and access to capital to create long-term competitive advantage. iAnthus’ brand portfolio includes: MPX, Anthologie, Black Label, Cheetah, Frūtful, Last Resort, Moodz, Sunshine State, and The Vault. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the United States Security Exchange Commission (the “SEC”) and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “potential”, “believe”, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Amendment and the Bridge Notes, including the Company’s payment of the Amendment Fee, and other statements relating to Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward- looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the SEC has reviewed, approved or disapproved the content of this news release.

Corporate/Media/Investors:

Justin Vu, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com